Amendment
to the
ADMINISTRATION AGREEMENT
Dated November 14, 2005
between
Manifold Fund Advisors, LLC
(formerly RiskX Investments, LLC, formerly American Independence Financial Services, LLC)
and
American Independence Funds Trust

Effective June 1, 2017, RiskX Investments, LLC, the Adviser to the American Independence Funds, will be known as Manifold Fund Advisors, LLC.

Additionally, Schedule A of the Administration Agreement is amended as attached.

The undersigned hereby execute this Amendment to the Administration Agreement dated November 14, 2005 and executed between Manifold Fund Advisors, LLC and American Independence Funds Trust, to be effective as of June 1, 2017.

American Independence Funds Trust

By: ______________________

Name: Robert Rokose

Title: Head of Fnd Srvcs

Manifold Fund Advisors, LLC

By: ______________________

Name: Darlene T DeRemer

Title: President

Amended and Restated
Schedule A
to the
ADMINISTRATION AGREEMENT

Dated November 14, 2005
between
Manifold Fund Advisors, LLC
(formerly RiskX Investments, LLC, formerly American Independence Financial Services, LLC)
and
American Independence Funds Trust

Funds	**Date Approved**
AI International Fund	November 14, 2005
American Independence Carret Core Plus Fund	November 14, 2005
American Independence Kansas Tax-Exempt Bond Fund	November 14, 2005
American Independence U.S. Inflation-Protected Fund	May 9, 2008
American Independence JAForlines Global Tactical Allocation Fund	June 14, 2013
American Independence Hillcrest Small Cap Value Fund	March 21, 2014
AI Large Cap Growth Fund	April 29, 2015

Amended: June 1, 2017